Array BioPharma February 5, 2019 > Second Quarter F2019 Update 1

SAFE HARBOR STATEMENT Forward-looking statements made in the course of this presentation are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The audience is cautioned that such forward looking statements involve risks and uncertainties, including those described in our annual report filed on form 10-K for the year ended June 30, 2018, and other filings of the company with the Securities and Exchange Commission, which may cause the company's actual results and experience to differ materially from anticipated results and expectations expressed in these forward-looking statements. BRAFTOVI® capsules in combination with MEKTOVI® tablets is approved in the U.S. for the treatment of patients with unresectable or metastatic melanoma with a BRAFV600E or BRAFV600K mutation, as detected by an FDA-approved test. BRAFTOVI is not indicated for the treatment of patients with wild-type BRAF melanoma. Encorafenib and binimetinib are not approved for use in any other disease state. COLUMBUS and BEACON trial safety data are available the Array BioPharma website at www.arraybiopharma.com. Important Safety Information, as well as full U.S. prescribing information at www.braftovimektovi.com or: http://www.arraybiopharma.com/documents/Braftovi_Prescribing_information.pdf and http://www.arraybiopharma.com/documents/Mektovi_Prescribing_information.pdf 2

Maximizing Success of Encorafenib & Binimetinib is Array's Top Priority

FDA and EC Approved BRAFTOVI® (encorafenib) + MEKTOVI® (binimetinib)

SIGNIFICANT MILESTONES ACHIEVED...	...WITH IMPORTANT UPCOMING VALUE DRIVERS
BRAFTOVI + MEKTOVI launched in US* • Positive reception from U.S. melanoma healthcare providers • **$22.7 million net product sales** in second commercial quarter • **>2,600 TRx** in second commercial quarter; **~4,000 TRx to date**	• **Continued penetration in melanoma**
BRAFTOVI + MEKTOVI approved in Europe for advanced *BRAF*-mutant melanoma	• **European commercial expansion**
***BRAF*-MUTANT METASTATIC CRC (mCRC)** BEACON CRC • BEACON CRC Safety Lead-in at ASCO GI: **15.3 months mature median OS** • FDA granted Breakthrough Therapy Designation • Planned interim analysis after consultation with FDA and EMA; analysis for U.S. sNDA based primarily on ORR and duration of response	• **Enrollment completed** • **Plan to seek accelerated approval in the U.S. if supported by positive interim results** • **Topline results 1H19**
ANCHOR CRC **Binimetinib + Encorafenib + Cetuximab in First-line *BRAF*^{V600E}-mutant mCRC**	• **Currently enrolling**

Binimetinib + I/O COLLABORATIONS/MSS CRC AND OTHER CANCERS

Bristol-Myers Squibb MERCK Pfizer

COST SHARING

BEACON CRC co-funding: Pierre Fabre (40%), Ono Pharmaceuticals (milestone payments), Merck KGaA (Cetuximab supply)

ARRAY BIOPHARMA

BRAFTOVI® capsules in combination with MEKTOVI® tablets is approved in the U.S. for the treatment of patients with unresectable or metastatic melanoma with a *BRAF*^{V600E} or *BRAF*^{V600K} mutation, as detected by an FDA-approved test. Encorafenib and binimetinib are not approved for use in any other disease state. *COLUMBUS and BEACON trial safety data are available at www.arraybiopharma.com. Important Safety Information and full U.S. prescribing information available at www.braftovimektovi.com. TRx = Total Number of Prescriptions; OS = Overall Survival; ORR = Overall Response Rate; I/O = Immuno-Oncology

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Encorafenib & Binimetinib Well-Positioned for Success Partnerships with Ono Pharmaceutical & Pierre Fabre Create a Strong Global Footprint Approved in Approved in Approved in U.S. EUROPE JAPAN Other: Canada ROW South Korea Upfront & Milestone Payments: $45 million $40 million Global Development Co-Funding: 40% 12% Remaining Milestones: $390 million $149 million* Royalties: Max. 35% above €100M combined Max. 25% above ¥10B combined annual annual sales sales *Exchange rate as of the most recent quarter end 4

Commercial Update Andy Robbins, Chief Operating Officer 5

Strong Demand for BRAFTOVI® + MEKTOVI® for *BRAF*-mutant Melanoma


BRAFTOVI
(encorafenib) capsules
75 mg
Rx only
2 Bottles x 90 Capsules
MEKTOVI
(binimetinib) tablets
15 mg
Rx only
180 Tablets

- **Second commercial quarter:**
  - $22.7 million net sales, 62% Q/Q growth
  - >2,600 TRx in second commercial quarter
  - ~4,000 TRx to date
- **Prescribing in both academic and community centers**
  - New prescribers continue to be identified each month
  - 'Switch' patients are declining as proportion of new patient starts
- **Product profile continues to be perceived as differentiated**
  - OS, PFS and ORR results compelling
  - Tolerability profile provides new option for patients

ARRAY BIOPHARMA

BRAFTOVI® capsules in combination with MEKTOVI® tablets is approved in the U.S. for the treatment of patients with unresectable or metastatic melanoma with a *BRAF*^{V600E} or *BRAF*^{V600K} mutation, as detected by an FDA-approved test. Encorafenib and binimetinib are not approved for use in any other disease state.

BRAFTOVI is not indicated for the treatment of patients with wild-type *BRAF* melanoma. COLUMBUS and BEACON trial safety data are available at www.arraybiopharma.com. Important Safety Information and full U.S. prescribing information available at www.braftovimektovi.com. TRx = Total Number of Prescriptions; OS = Overall Survival; PFS = Progression Free Survival; ORR = Overall Response Rate; Q/Q = quarter over quarter

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BRAF CRC Disease Education Campaign Launched 7

PHASE 3 BRAF-MUTANT CRC TRIAL ADVANCING Promising BEACON CRC Safety Lead-In Activity 8

FDA Grants Breakthrough Therapy Designation Regulatory Update BREAKTHROUGH THERAPY DESIGNATION • FDA has granted Breakthrough Therapy Designation for BRAFTOVI®, in combination with MEKTOVI® and cetuximab for the treatment of patients with BRAFV600E-mutant mCRC as detected by an FDA-approved test, after failure of one to two prior lines of therapy for metastatic disease. • Breakthrough Therapy Designation is an FDA process designed to expedite the development and review of drugs that are intended to treat a serious condition where preliminary clinical evidence indicates that they may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints. REGULATORY UPDATE • Topline results anticipated in the first half of 2019 • Initiated amendment to the BEACON CRC protocol to allow for interim analysis following consultation with FDA and EMA, and to seek accelerated approval in the U.S. based on positive results • Analysis for planned U.S. sNDA based primarily on ORR and duration of response —Timing allows for the subset of patients required for the interim analysis of ORR to achieve an objective response and for the durability of responses to be appropriately evaluated. BRAFTOVI® capsules in combination with MEKTOVI® tablets is approved in the US for the treatment of patients with unresectable or metastatic melanoma with a BRAFV600E or BRAFV600K mutation, as detected by an FDA- approved test. Encorafenib and binimetinib are not approved for use in CRC. COLUMBUS and BEACON trial safety data are available at www.arraybiopharma.com. Important Safety Information and full U.S. prescribing 9 information available at www.braftovimektovi.com.

Original Phase 3 *BRAF*-mutant Colorectal Cancer Study Design*

Potential to Establish BRAF + MEK + EGFR Combination as New Standard of Care


BEACON CRC
Enrollment Completed
SAFETY LEAD-IN
COMPLETE
Safety and tolerability will be assessed in patients receiving encorafenib, binimetinib and cetuximab for the treatment of BRAFV600E-mutant metastatic colorectal cancer
n=30
RANDOMIZED PORTION
Patient population
BRAFV600E-mutant
>65% 2nd-line patients
<35% 3rd-line patients
n=615
Randomization
Triplet Therapy
Encorafenib + Binimetinib + Cetuximab
n=205
Doublet Therapy
Encorafenib + Cetuximab
n=205
Control Arm
FOLFIRI + Cetuximab or Irinotecan + Cetuximab
n=205
DISEASE PROGRESSION
DISEASE PROGRESSION
DISEASE PROGRESSION
Continued follow-up for evaluation of OS

Primary Endpoint: Overall survival (OS) of the triplet therapy compared to the control arm
Secondary Endpoints: Address efficacy of the doublet therapy compared to the control arm, and the triplet therapy compared to the doublet therapy
Other Secondary Endpoints: Progression-free survival (PFS), objective response rate (ORR), duration of response, safety and tolerability. Health related quality of life data will also be assessed

The trial is being conducted at over 200 investigational sites in North America, South America, Europe and the Asia Pacific region.**

***The trial has been amended to include an interim analysis of endpoints including ORR.**

ARRAY BIOPHARMA

The use of encorafenib and binimetinib in this disease state is investigational only and has not been approved by the U.S. Food and Drug Administration. BRAFTOVI® capsules in combination with MEKTOVI® tablets is approved in the US for the treatment of patients with unresectable or metastatic melanoma with a *BRAF*V600E or *BRAF*V600K mutation, as detected by an FDA-approved test. Encorafenib and binimetinib are not approved for use in CRC. **COLUMBUS and BEACON trial safety data are available at www.arraybiopharma.com. Important Safety Information and full U.S. prescribing information available at www.braftovimektovi.com.

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Observed Clinical Activity from BEACON CRC Safety Lead In and Certain Separate Historical Benchmarks in 2nd Line+ *BRAF*m mCRC

2ND Line+ BRAFm mCRC*



ORR
48%
16 to 21%
4.0 to 8.3%
Encorafenib, Binimetinib + Cetuximab[9] 2nd Line+ Safety Lead-In
BRAF inhibitor-containing triplet regimens[1,2]
EGFR and chemotherapy-containing regimens[2-4,8]
mPFS
8.0
4.2 to 4.3
1.8 to 2.8
Encorafenib, Binimetinib + Cetuximab[9] 2nd Line+ Safety Lead-In
BRAF inhibitor-containing triplet regimens[1,2]
EGFR and chemotherapy-containing regimens[2-6]
mOS
15.3
9.1 to 9.6
4.0 to 6.0
Encorafenib, Binimetinib + Cetuximab[9] 2nd Line+ Safety Lead-In
BRAF inhibitor-containing triplet regimens[1,2]
EGFR and chemotherapy-containing regimens[2-7]

BRAF inhibitor-containing triplet regimens: dabrafenib, a BRAF inhibitor, trametinib, a MEK inhibitor and panitumumab, a monoclonal EGFR antibody or vemurafenib, a BRAF inhibitor, cetuximab and irinotecan, a chemotherapy

EGFR inhibitor and chemotherapy-containing regimens: cetuximab or panitumumab, monoclonal EGFR antibody and chemotherapy including irinotecan

***Array has not conducted head-to-head studies comparing encorafenib and binimetinib against the other BRAF/MEK combination therapies, and these data come from separate Phase 3 and Phase 2 studies. These trials were conducted under varying conditions and results may not be directly comparable.**

1.Corcoran et al., *Cancer Discovery* April 2018 | 2. Kopetz et al., *ASCO 2017* | 3. De Roock et al., *Lancet Oncol, 2010* | 4. Ulivi et al., *J Transl Med. 2012* | 5. Peeters et al., *ASCO 2014* | 6. Saridaki et al., *PLoS One. 2013* | 7. Loupakis et al., *Br J Cancer. 2009* | 8. Seymour et al., Lancet Oncol, 2013 (supplementary appendix) | 9. Kopetz et al, *ASCO GI 2019*

BRAFTOVI® capsules in combination with MEKTOVI® tablets is approved in the US for the treatment of patients with unresectable or metastatic melanoma with a *BRAF*^{V600E} or *BRAF*^{V600K} mutation, as detected by an FDA-approved test. Encorafenib and binimetinib are not approved for use in CRC. COLUMBUS and BEACON trial safety data are available at www.arraybiopharma.com. Important Safety Information and full U.S. prescribing information available at www.braftovimektovi.com.

ARRAY BIOPHARMA

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BEACON CRC Safety Lead-In1 15.3 Months Median Overall Survival (mOS) mOS: 15.3 months (95% CI, 9.6-NR) 100 Median duration of follow-up: 18.2 months 90 80 70 60 50 40 30 20 OverallSurvival (%) 10 Safety Lead-in (# events/n=17/29) 0 Censored Patients 0 3 6 9 12 15 18 21 Time (Months) Patients at risk 29 28 25 22 18 14 8 0 1Kopetz et al, ASCO GI 2019; The use of encorafenib and binimetinib in this disease state is investigational only and has not been approved by the U.S. Food and Drug Administration. BRAFTOVI® capsules in combination with MEKTOVI® tablets is approved in the US for the treatment of patients with unresectable or metastatic melanoma with a BRAFV600E or BRAFV600K mutation, as detected by an FDA- approved test. Encorafenib and binimetinib are not approved for use in CRC. COLUMBUS and BEACON trial safety data are available at www.arraybiopharma.com. Important Safety Information and full U.S. prescribing 12 information available at www.braftovimektovi.com.

BEACON CRC Safety Lead-In[1]

Gastrointestinal Cancers Symposium
Multidisciplinary Treatment, Personalized Care, Optimal Outcomes

CONFIRMED BEST OVERALL RESPONSE*	PATIENTS (N=29)** Local Assessment
CR + PR	**14 (48%)** (95% CI 29%-68%)
CR	**3 (10%)**
PR	11 (38%)
SD	13 (45%)
PD	0
DCR	27 (93%)
No postbaseline tumor assessments[†]	2 (7)

- 48% confirmed ORR (CR + PR), (3 complete responses) in patients with *BRAF*^{V600E}–mutant mCRC[§]
  - Overall response rate by central assessment (41%) was consistent with local assessment

ARRAY BIOPHARMA

A *BRAF*^{V600E} mutation was identified in 29 patients; 1 treated patient was determined to have a non-*V600 BRAF* mutation (*BRAF*^{G466V}) *Locally assessed response per RECIST 1.1; **Patients with BRAF^{V600E} mutations; [†]Nonresponders per intent-to-treat analysis; CR=complete response; PD=progressive disease; PR=partial response; SD=stable disease; DCR = Disease Control Rate; [1]Kopetz et al, ASCO GI 2019. [§]ORR by Central Assessment is 41% (95% CI 24%–61%). Encorafenib and binimetinib are not approved for use in CRC. COLUMBUS and BEACON trial safety data are available at www.arraybiopharma.com. Important Safety Information and full U.S. prescribing information available at www.braftovimektovi.com.

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BEACON CRC Safety Lead-In1 Best Percentage Change in Tumor Measurement from Baseline Local Assessment Tumor Regression reported in SWOG S14062 Cetuximab + Irinotecan Treatment Arm 100 80 60 40 Stable Disease or Partial Response • 27 out of 28 patients with a post-baseline Partial Response (n=11) assessment showed tumor regression and 20 Complete Response (n=3) none showed RECIST-defined progression as 0 their best response -20 • mPFS is 8.0 months (95% CI, 5.6–9.3 months) -40 RECIST ORR Criteria -60 Maximum % Change from % Change Maximum Baselinein Diameters Sum of -80 -100 0 26 01 17 02 16 09 14 07 08 13 28 25 24 23 27 15 12 04 22 21 19 03 20 18 11 06 10 05 Patients† mCRC=metastatic colorectal cancer. *Patients with lymph node disease with decreases in short axis dimensions consistent with RECIST 1.1 defined Complete Response. †One patient had no baseline sum of longest diameters and is not presented. 1Kopetz et al, ASCO GI 2019.; 2Kopetz S, et al. J Clin Oncol. 2017;35:Abstr 3505, with permission. Encorafenib and binimetinib are not approved 14 for use in CRC. COLUMBUS and BEACON trial safety data are available at www.arraybiopharma.com. Important Safety Information and full U.S. prescribing information available at www.braftovimektovi.com.

BEACON CRC Safety Lead-In1 Duration on Treatment 01 02 03 04 05 06 07 § 08 Median time on study treatment : 09 10 11 • 7.9 months (range, 1.0–21.4 months) 12 13 14 15 Percentage of patients with responses 16 † 17 On Treatment (N=6) lasting ≥6 months : 18 19 Off Treatment (N=23) 20 • Local assessment: 43% IndividualPatients* 21 22 First Response 23 24 • Central assessment: 73% 25 26 27 28 29 0 3 6 9 12 15 18 21 24 Duration of Exposure (Months) *Patients with BRAFV600E mutations; 1Kopetz et al, ASCO GI 2019. §Median duration of response was 5.5 months (95% CI, 4.1 months–not reached [NR]) per local assessment and 8.2 months (95% CI, 2.8 months–NR) per central assessment. †Per Kaplan-Meier estimate BRAFTOVI® capsules in combination with MEKTOVI® tablets is approved in the US for the treatment of patients with unresectable or metastatic melanoma with a BRAFV600E or BRAFV600K mutation, as detected by an FDA- 15 approved test. Encorafenib and binimetinib are not approved for use in CRC. COLUMBUS and BEACON trial safety data are available at www.arraybiopharma.com. Important Safety Information and full U.S. prescribing information available at www.braftovimektovi.com.

BEACON CRC Safety Lead-In[1]

Gastrointestinal Cancers Symposium
Multidisciplinary Treatment, Personalized Care, Optimal Outcomes

Safety

	PATIENTS (N=30)
Adverse Events (AEs)#	30 (100%)
Grade 3/4 AEs	21 (70%)
AEs leading to discontinuation of all 3 drugs	1 (3%)
AEs leading to discontinuation of at least 1 drug*	6 (20%)
AEs leading to dose interruption/change†	5 (17%)
On-treatment deaths§	5 (17%)

GRADE 3/4 AEs REPORTED IN AT LEAST 10% OF PATIENTS WERE (patients):

- Fatigue (n=4)
- Anemia (n=3)
- Increased blood creatine phosphokinase (CK; n=3)
- Increased aspartate aminotransferase (AST; n=3)
- Urinary tract infections (n=3)

#DLTs were observed in n=5 of 30 patients included in the safety population, have been reported previously *Includes increased blood bilirubin (1 patient), drug hypersensitivity (1 patient), dyspnea (1 patient), fatigue (1 patient), hypersensitivity (1 patient), malaise (1 patient), retinal detachment (1 patient). †Discontinuation or dose interruption/change of at least one study drug. §Includes on-treatment deaths and deaths within 30 days of stopping study treatment. On-treatment deaths were due to disease progression. [1]Kopetz et al, ASCO GI 2019

Encorafenib and binimetinib are not approved for use in CRC. COLUMBUS and BEACON trial safety data are available at www.arraybiopharma.com. Important Safety Information and full U.S. prescribing information available at www.braftovimektovi.com.

ARRAY BIOPHARMA

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ANCHOR CRC Trial First-line BRAFV600E–mutant metastatic CRC 17

ANCHOR CRC Trial Encorafenib + Binimetinib + Cetuximab in previously untreated BRAF-mutant mCRC • Enrolling: Phase 2, single arm trial in approximately 90 patients with BRAFV600E-mutant mCRC; no prior therapy for metastatic disease • Primary endpoint: Overall response rate • Secondary endpoints: Duration of response, time to response, progression-free survival, overall survival, quality of life measures, safety, tolerability & pharmacokinetics • Treatment until disease progression, unacceptable toxicity or consent withdrawal • Post treatment: Follow-up for survival every 3 months until death or end of trial BRAFTOVI® capsules in combination with MEKTOVI® tablets is approved in the US for the treatment of patients with unresectable or metastatic melanoma with a BRAFV600E or BRAFV600K mutation, as detected by an FDA- approved test. Encorafenib and binimetinib are not approved for use in any other disease state. COLUMBUS and BEACON trial safety data are available at www.arraybiopharma.com. Important Safety Information and full 18 U.S. prescribing information available at www.braftovimektovi.com.

Global Colorectal Cancer Market Population Estimates ANNUAL COLORECTAL CANCER MORTALITY CRC MUTATIONAL SUBGROUPS 160,000 140,000 MSI-H ~5% BEACON CRC BRAFm 120,000 population ~10-15% 100,000 80,000 60,000 Non-MSI-H and BRAF WT Annual CRC AnnualMortality* CRC 40,000 ~80-85% 20,000 0 US EU Japan *Based on 2018 SEER and 2012 GLOBOCAN epidemiology reports 19

STRATEGIC IMMUNO-ONCOLOGY PARTNERSHIPS & PORTFOLIO 20

MEK + PD-1/PD-L1 Development Strategy Collaborations advancing with Bristol-Myers Squibb, Merck & Pfizer Based on growing body of preclinical & clinical evidence that MEK inhibition may enhance the activity of immunotherapies, Array structured 3 clinical trial collaborations investigating the safety and activity of binimetinib with leading checkpoint inhibitors Binimetinib Combo Studies I/O partner Nivolumab (PD-1) Pembrolizumab (PD-1) Avelumab (PD-L1) RASm MSS colorectal Initial Patient Population MSS colorectal cancer Pancreatic cancer & NSCLC cancer Line Therapy 2nd or 3rd line 1st or 2nd line 2nd or 3rd line Trial Sponsor Array Merck Pfizer Triple Combination FOLFOX (Chemo) or Ipilimumab (CTLA-4) Talazoparib (PARP) Option (+/-) FOLFIRI (Chemo) 21

Financials Jason Haddock, Chief Financial Officer 22

Second Quarter of Fiscal 2019 Financial Results Three Months Ended Three Months Ended December 31, September 30, Increase / September 30, Increase / 2018 2018 (Decrease) 2017 (Decrease) Revenue Product sales, net $ 22,713 $ 13,993 $ 8,720 $ - $ 22,713 Collaboration and license revenue 50,924 31,028 19,896 19,823 31,101 Reimbursement revenue 8,912 11,889 (2,977) 22,395 (13,483) Total revenue 82,549 56,910 25,639 42,218 40,331 Operating expenses Cost of goods sold 786 195 591 - 786 Research and development 62,120 55,550 6,570 56,329 5,791 Selling, general and administrative 30,473 24,890 5,583 11,607 18,866 Total operating expenses 93,379 80,635 12,744 67,936 25,443 Loss from operations (10,830) (23,725) 12,895 (25,718) 14,888 Other income (expense) Net interest expense (532) (1,056) 524 (1,578) 1,046 Other - (30) 30 (6,757) (6,757) Total other income (expense), net (532) (1,086) 554 (8,335) 7,803 Income tax expense - - - - - Net loss $ (11,362) $ (24,811) $ 13,449 $ (34,053) $ 22,691 Net loss per share - basic and diluted $ (0.05) $ (0.12) $ 0.07 $ (0.17) $ 0.12 December 31, September 30, 2018 2018 Cash, cash equivalents and marketable securities $ 478,153 $ 415,391 In thousands, except per share data 23

Value Drivers 24

Maximizing Success of Encorafenib & Binimetinib is Array's Top Priority

FDA and EC Approved BRAFTOVI® (encorafenib) + MEKTOVI® (binimetinib)

SIGNIFICANT MILESTONES ACHIEVED...	...WITH IMPORTANT UPCOMING VALUE DRIVERS
BRAFTOVI + MEKTOVI launched in US* • Positive reception from U.S. melanoma healthcare providers • **$22.7 million net product sales** in second commercial quarter • **>2,600 TRx** in second commercial quarter; **~4,000 TRx to date**	• **Continued penetration in melanoma**
BRAFTOVI + MEKTOVI approved in Europe for advanced *BRAF*-mutant melanoma	• **European commercial expansion**
***BRAF*-MUTANT METASTATIC CRC (mCRC)** BEACON CRC • BEACON CRC Safety Lead-in at ASCO GI: **15.3 months mature median OS** • FDA granted Breakthrough Therapy Designation • Planned interim analysis after consultation with FDA and EMA; analysis for U.S. sNDA based primarily on ORR and duration of response	• **Enrollment completed** • **Plan to seek accelerated approval in the U.S. if supported by positive interim results** • **Topline results 1H19**
ANCHOR CRC **Binimetinib + Encorafenib + Cetuximab in First-line $BRAF^{V600E}$-mutant mCRC**	• **Currently enrolling**

Binimetinib + I/O COLLABORATIONS/MSS CRC AND OTHER CANCERS

Bristol-Myers Squibb · MERCK · Pfizer

COST SHARING

BEACON CRC co-funding: Pierre Fabre (40%), Ono Pharmaceuticals (milestone payments), Merck KGaA (Cetuximab supply)

ARRAY BIOPHARMA

BRAFTOVI® capsules in combination with MEKTOVI® tablets is approved in the U.S. for the treatment of patients with unresectable or metastatic melanoma with a $BRAF^{V600E}$ or $BRAF^{V600K}$ mutation, as detected by an FDA-approved test. Encorafenib and binimetinib are not approved for use in any other disease state. *COLUMBUS and BEACON trial safety data are available at www.arraybiopharma.com. Important Safety Information and full U.S. prescribing information available at www.braftovimektovi.com. TRx = Total Number of Prescriptions; OS = Overall Survival; ORR = Overall Response Rate; I/O = Immuno-Oncology

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THANK YOU arraybiopharma.com 26

Appendix 27

BRAFTOVI® capsules in combination with MEKTOVI® tablets Important Safety Information Warnings and Precautions New Primary Malignancies: Cutaneous and non-cutaneous malignancies can occur. In the COLUMBUS trial, cutaneous squamous cell carcinoma, including keratoacanthoma, occurred in 2.6% and basal cell carcinoma occurred in 1.6% of patients. Perform dermatologic evaluations prior to initiating treatment, every 2 months during treatment, and for up to 6 months following discontinuation of treatment. Manage suspicious skin lesions with excision and dermatopathologic evaluation. Dose modification is not recommended for new primary cutaneous malignancies. Based on its mechanism of action, BRAFTOVI may promote malignancies associated with activation of RAS through mutation or other mechanisms. Monitor patients receiving BRAFTOVI for signs and symptoms of non-cutaneous malignancies. Discontinue BRAFTOVI for RAS mutation-positive non-cutaneous malignancies. Tumor Promotion in BRAF Wild-Type Tumors: Confirm evidence of BRAFV600E or V600K mutation prior to initiating BRAFTOVI. Cardiomyopathy, manifesting as left ventricular dysfunction associated with symptomatic or asymptomatic decreases in ejection fraction, has been reported in patients. In the COLUMBUS trial, cardiomyopathy occurred in 7% and Grade 3 left ventricular dysfunction occurred in 1.6% of patients. Cardiomyopathy resolved in 87% of patients. Assess left ventricular ejection fraction by echocardiogram or MUGA scan prior to initiating treatment, 1 month after initiating treatment, and then every 2 to 3 months during treatment. Safety has not been established in patients with a baseline ejection fraction that is either below 50% or below the institutional lower limit of normal. Patients with cardiovascular risk factors should be monitored closely. Venous Thromboembolism (VTE): In the COLUMBUS trial, VTE occurred in 6% of patients, including 3.1% of patients who developed pulmonary embolism. Hemorrhage: In the COLUMBUS trial, hemorrhage occurred in 19% of patients and ≥ Grade 3 hemorrhage occurred in 3.2% of patients. Fatal intracranial hemorrhage in the setting of new or progressive brain metastases occurred in 1.6% of patients. The most frequent hemorrhagic events were gastrointestinal, including rectal hemorrhage (4.2%), hematochezia (3.1%), and hemorrhoidal hemorrhage (1%). Ocular Toxicities: In the COLUMBUS trial, serous retinopathy occurred in 20% of patients; 8% were retinal detachment and 6% were macular edema. Symptomatic serous retinopathy occurred in 8% of patients with no cases of blindness. RVO is a known class-related adverse reaction of MEK inhibitors and may occur in patients treated with MEKTOVI in combination with encorafenib. In patients with BRAF mutation-positive melanoma across multiple clinical trials, 0.1% of patients experienced retinal vein occlusion (RVO). The safety of MEKTOVI has not been established in patients with a history of RVO or current risk factors for RVO including uncontrolled glaucoma or a history of hyperviscosity or hypercoagulability syndromes. Perform ophthalmological evaluation for patient-reported acute vision loss or other visual disturbance within 24 hours. Permanently discontinue MEKTOVI in patients with documented RVO. In COLUMBUS, uveitis, including iritis and iridocyclitis was reported in 4% of patients. Assess for visual symptoms at each visit. Perform ophthalmological evaluation at regular intervals and for any visual disturbances, and to follow new or persistent ophthalmologic findings. 28

BRAFTOVI® capsules in combination with MEKTOVI® tablets Important Safety Information Interstitial Lung Disease (ILD): ILD, including pneumonitis occurred in 0.3% of patients with BRAF mutation-positive melanoma across multiple clinical trials. Assess new or progressive unexplained pulmonary symptoms or findings for possible ILD. Hepatotoxicity: In the COLUMBUS trial, the incidence of Grade 3 or 4 increases in liver function laboratory tests was 6% for alanine aminotransferase (ALT) and 2.6% for aspartate aminotransferase (AST), and 0.5% for alkaline phosphatase. Monitor liver laboratory tests before and during treatment and as clinically indicated. Rhabdomyolysis: In the COLUMBUS trial, elevation of laboratory values of serum creatine phosphokinase (CPK) occurred in 58% of patients. Rhabdomyolysis was reported in 0.1% of patients with BRAF mutation-positive melanoma across multiple clinical trials. Monitor CPK and creatinine levels prior to initiating MEKTOVI, periodically during treatment, and as clinically indicated. QTc Prolongation: BRAFTOVI is associated with dose-dependent QTc interval prolongation in some patients. In the COLUMBUS trial, an increase in QTcF to > 500 ms was measured in 0.5% (1/192) of patients. Monitor patients who already have or who are at significant risk of developing QTc prolongation. Correct hypokalemia and hypomagnesemia prior to and during BRAFTOVI administration. Withhold, reduce dose, or permanently discontinue for QTc > 500 ms. Embryo-Fetal Toxicity: BRAFTOVI or MEKTOVI can cause fetal harm when administered to pregnant women. BRAFTOVI can render hormonal contraceptives ineffective. Non-hormonal contraceptives should be used during treatment and for at least 30 days after the final dose for patients taking BRAFTOVI + MEKTOVI. Adverse Reactions The most common adverse reactions (≥20%, all Grades, in the COLUMBUS trial): were fatigue, nausea, diarrhea, vomiting, abdominal pain, arthralgia, myopathy, hyperkeratosis, rash, headache, constipation, visual impairment, serous retinopathy. In the COLUMBUS trial, the most common laboratory abnormalities (≥20%, all Grades): included increased creatinine, increased CPK, increased gamma glutamyl transferase, anemia, increased ALT, hyperglycemia, increased AST, and increased alkaline phosphatase. Drug Interactions Avoid concomitant use of strong or moderate CYP3A4 inhibitors or inducers and sensitive CYP3A4 substrates with BRAFTOVI. Modify BRAFTOVI dose if concomitant use of strong or moderate CYP3A4 inhibitors cannot be avoided. Avoid co-administration of BRAFTOVI with medicinal products with a known potential to prolong QT/QTc interval. 29